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                                                                  Exhibit 4xvii

THIS LEASE made the 30th day of July in the year 2001,

BETWEEN Arrow Pearl Co Pty Ltd ACN 009 281 585 of 6 Rous Head Road, North Fremantle in the State of Western Australia (hereinafter called "the Lessor") of the one part and

Atlas Pacific Limited ACN 009 220 053 of 25-29 Delawney Street, Balcatta in the State of Western Australia (hereinafter called "the Lessee") of the other part.

NOW THIS DEED WITNESSES as follows:

The Lessor DOES HEREBY LEASE to the Lessee and the Lessee DOES HEREBY TAKE ON LEASE ALL THOSE premises (hereinafter referred to as "the leased premises") which are described in the First Schedule attached hereto and for the purpose of identification only highlighted pink AND the parking bays referred to in item 6 of the second Schedule TOGETHER WITH the Common Areas which are for the purpose of identification only highlight yellow on the plan forming part of the First Schedule attached hereto TO BE HELD by the Lessee at the rent for the term and on the subject to the following covenants, conditions and stipulations.

DEFINITIONS AND INTERPRETATIONS

Clause 1.01 - Definitions

In this Lease unless the context otherwise requires the expressions:

(a) "Common Areas" means all those parts of the premises not leased to any tenant or occupied by the Lessor but intended by the Lessor for the use of the tenants and the Lessor in common with each other including but not limited to the areas included at Item 1 of the Third Schedule attached hereto.

(b) "Rate of Interest" means the rate being two percent (2%) greater than the Reserve Bank Reference Rate from time to time and, if there is no such Reference Rate, or it cannot be determined, then eight percent (8%) per annum.

(c) "GST" means any goods and services, consumption, value added or similar tax.

(d) "Taxable Supply" has the meaning given to that expression in A New Tax System (Goods and Services Tax) Bill 1998.

TERM AND RENT

Clause 2.01 - Term

The term of this Lease shall be for the period and shall commence on the date specified in Item 2 of the Second Schedule hereto and which term shall also include the period of any renewal or extension of that term.

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Clause 2.02 - Minimum annual rental

The Lessee shall yield and pay for the leased premises a minimum annual rental (hereinafter referred to as the "minimum annual rental") which shall be at the rate specified in Item 4 of the Second Schedule hereto subject to variation and review as hereinafter provided and the minimum annual rental for the time being reserved shall be payable and paid by equal successive monthly instalments in advance payable on the 1/st/ day of each and every month with the first of such instalments (adjusted for any period between the 1st day of the month in which the term commences and such commencing date) to be paid on or before the date of commencement of the term and such minimum annual rental shall be paid to the Lessor or office of the Managing Agents or as the Lessor may from time to time nominate in writing.

Clause 2.03 - Rent Review

On the date or dates specified in Item 5 of the Second Schedule hereto the annual rental for the time being reserved hereunder shall be reviewed in relation to the amount of the annual rental to be paid by the Lessee until the next date fixed for review hereunder and from any such date fixed for review the annual rental to be paid by the lessee shall be the annual rental mutually agreed in writing between the Lessor and the Lessee not later than 2 months prior to the relevant date fixed for review and failing agreement shall be an amount equal to the annual rental payable by the Lessee immediately prior to the relevant date fixed for review plus an increment equal to the same percentage of that sum as the percentage increase in the Consumer Price Index for the number of quarters which end during the period from the date of commencement of the term or the preceding date fixed for review whichever immediately precedes the relevant date fixed for review to that date and ending with the quarter immediately preceding the relevant date fixed for review.

For the purposes of this provision the expression "Consumer price Index" shall mean the consumer price index complied by the Australian Bureau of Statistics for the Perth (Capital City) area (all groups) or any substitute therefor accepted by the Government of the Commonwealth of Australia from time to time PROVIDED THAT if the index number base adopted by the Commonwealth Statistician for the index number is at any time updated by the Commonwealth Statistician the index number shall be appropriately adjusted as from the same time. If at any time either or both the Consumer Price Index and the index number is discontinued or suspended or in the opinion of the Lessor is substantially altered there shall be substituted therefor such alternative method of computing changes in the cost of living as is mutually agreed in writing between the lessor and the lessee during the period of 14 days after notice in writing given by the Lessor to the Lessee or failing such agreement as in the opinion of an expert appointed by the President for the time being of the Chartered Institute of Accountants of Australia (Western Australia Division) at the request of the Lessor or the Lessee or both of them most closely reflects changes in the cost of living for the Perth Metropolitan Area during the Rent Period immediately preceding the relevant date fixed for review. The costs of such expert shall be borne by the Lessor and the Lessee in equal shares.

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PROVIDED ALWAYS AND IT IS HEREBY AGREED THAT the Lessor shall not by reason of its failure to give the Rental Notice or make the calculation required forfeit its right to have the annual rental reviewed subsequent the date fixed for review.

RENT AND OTHER PAYMENT PROVISIONS

The Lessee shall pay:

Clause 3.01 - Rent

To the Lessor or to its Managing Agents the minimum annual rental without deduction at the intervals and at the times and in the manner aforesaid.

Clause 3.02 - Charges and expenses arising through default

To the Lessor or to its Managing Agents on demand by it or them all legal costs, charges and expenses for which the Lessor shall become liable in consequence of or in connection with any default by the Lessee in performing or observing any covenants, conditions or stipulations herein contained or implied.

INDEMNITY AND INSURANCE PROVISIONS

The Lessee shall:

Clause 4.01 - Third party indemnity

Indemnify the Lessor from and against all claims, demands, proceedings, judgements, damages, costs and losses of any nature whatsoever which the Lessor may suffer or incur in connection with the loss of life of and or personal injury to any person and or damage to any property (wheresoever occurring) arising from or out of any accident at the leased premises or the use by the Lessee of the leased premises or any part thereof or occasioned wholly or in part by any negligent act or omission by the Lessee or by the employees, agents, contractors, invitees, licensees or sub-tenants of the Lessee or by any other person or persons using or upon the leased with the consent or approval express or implied of the Lessee.

REPAIRS AND MAINTENANCE BY LESSEE

The Lessor shall:

Clause 5.01 - Repairs

At the Lessor's own cost and expense keep the leased premises and every part thereof and all additions thereto in good and substantial and tenantable repair, order and condition.

The Lessee shall:

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Clause 5.02 - Make good damage

From time to time at the Lessee's own cost and expense make good or at the discretion of the Lessor to reimburse the Lessor for the repair of any breakage, defect or damage to the leased premises or to the Common Areas or to any adjoining premises or to any facility or appurtenance thereof occasioned by want to care misuse or abuse on the part of the Lessee or the Lessee's employees, agents, contractors, licensees, invitees or sub-tenants or otherwise occasioned by any breach or default of the Lessee.

Clause 5.03 - Lessor's right to view

Allow the Lessor, its employees, agent and independent contractors to enter upon the leased premises at all reasonable times subject to 24 hours notice (save in the case of an emergency) to view the state of repair thereof.

Clause 5.04 - Lessor's right to repair

In the event of the Lessee failing to remedy any breach by the Lessee of the Lessee's obligations to repair under the terms of this Lease within 14 days of the date of service of a notice upon the Lessee requiring the Lessee to remedy such breach allow the Lessor, its employees, agents and independent contractors to enter the leased premises at any time with all necessary materials and appliances and to execute all or any of the required repairs as the Lessor shall think fit and pay to the Lessor upon demand the cost of such repairs.

Clause 5.05 - Lessor's right to carry out emergency repairs

Notwithstanding the provisions of Clause 5.04 allow the Lessor and the employees, agents and independent contractors of the Lessor to enter upon the leased premises at all times with all necessary materials and appliances and without previous notice to carry out any repairs which in the opinion of the Lessor are of an emergency nature AND in the event that the Lessor shall pursuant to this power carry out any repairs which should in accordance with the covenants of the Lessee in this Lease contained or implied be carried out by the Lessee then pay to the Lessor on demand the cost of such repairs.

USE OF PREMISES BY LESSEE

The Lessee shall:

Clause 6.01 - No alterations or additions

Not make or permit to be made any alterations or additions in the construction or arrangement of the leased premises without the written consent of the Lessor first had and obtained (such consent not to be unreasonably withheld) and not without the like consent cut, maim or injure any of the walls, partitions, timbers, doors, floors or ceilings thereof or install any false or artificial ceilings therein.

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All works for which the Lessee is given the consent of the Lessor pursuant to this Clause 6.01 to carry out shall be carried out by contractors approved of by the Lessor (such approval not to be unreasonably withheld) and pursuant to plans and specifications approved by the Lessor all such approvals to be obtained by the Lessee before any such works are commenced. The Lessor shall not unreasonably withhold its approval of the plans and specifications referred to in the immediately preceding paragraph.

Clause 6.02 - Restrictions on use

The Lessee will:

(a) Conduct the Lessee's business in the leased premises as permitted under this Lease;

(b)  Not use the leased premises as a residence;

(c)  Not keep any animals or birds in the leased premises;

(d) At its expense, keep the leased premises free and clean of pests, insects and vermin and in default the Lessor will be entitled to employ pest exterminators to carry out any pest extermination at the Lessee's expense;

(e) Not carry on or permit any noxious or offensive act, trade, business, occupation or calling to be carried on in the leased premises;

(f) Not cause annoyance, nuisance, grievance, damage or disturbance to other tenants or occupiers of the premises ("Building") or adjacent premises;

(g) Not hold or permit any auction, bankrupt or fire sale to be held on the leased premises without the prior written approval of the Lessor;

(h) Not make any disturbing or irritating noises or install or use any appliance, engine or machine which causes or may be likely to cause noise or vibration in the Building; and

(i) Not prepare or cook food except in areas provided and approved by the Lessor for that purpose.

Clause 6.03 - Assignment and subletting

Clause 6.03(1) - No assignment etc

Subject to compliance with 6.03(2) below, the Lessee will not assign, transfer, mortgage, charge or otherwise deal with its interest in the leased premises or demise, sublet, part with possession of or grant any license affecting the leased premises.

Clause 6.03(2) - Assignment and subletting permitted

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(a)  The Lessor will not withhold its consent to the assignment or subletting of the leased premises if the Lessee first makes an application to the Lessor for consent and the following provisions have been observed by the Lessee:

     (i) The Lessee is not in default under this Lease other than a default which has been waived by the Lessor;

     (ii) The Lessee proves to the Lessor's reasonable satisfaction that the incoming tenant is a respectable, responsible and solvent person capable of adequately carrying on the business permitted under this Lease;

     (iii) If the incoming tenant is a company other than a company whose shares are listed on an Australian stock exchange, the incoming tenant's obligations are guaranteed in a form acceptable to the Lessor;

     (iv) The Lessee obtains, at its expense, from the incoming tenant and any incoming guarantor an executed deed, in a form reasonably required by the Lessor, requiring the incoming tenant and income guarantor to perform and observe the Lessee's obligations under this Lease;

     (v) The Lessee pays the Lessor's reasonable costs incurred by the Lessor in its consent, whether or not the proposed assignment or sublease proceeds to completion; and

RESERVATIONS TO LESSOR ON USE

Clause 7.01 - Lessor's right to install services

The Lessor reserves unto itself and unto the employees, agents and independent contractors of the Lessor the right to enter upon the leased premises at all reasonable times with all necessary materials and appliances to install, maintain, use repair, alter and or replace in, on or under the leased premises any pipes, ducts, conduits and wires or other things requisite for any existing or future service to the premises or any part thereof and or any plant, machinery and equipment together with the like right to enter upon the leased premises for the purpose of inspecting, removing, maintaining, altering or adding to any such things relating to an existing service to the premises or any part thereof PROVIDED THAT in each such case the Lessor shall provide reasonable notice to the Lessee, cause as little inconvenience and damage to the Lessee as it practicable in the circumstances and shall make good any damage so caused.


DEFAULT PROVISIONS

Clause 8.01 - Default provisions

If:

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(a)  If any monthly installment of the rental is not paid and remains unpaid for seven (7) days after written notice of such default is given to the Lessee; or

(b) In the case of the breach or non-observance of any of the other covenants, conditions or stipulations on the Lessee's part and such breach or non-performance continuing after the expiration of 7 days written notice to the Lessee to remedy the same; or

(c)  The Lessee shall:

     (i) go into compulsory or voluntary (other than for the purpose of reconstruction) liquidation; or

     (ii)   become bankrupt

     (iii) enter into any composition arrangement with or assignment for the benefit of the Lessee's creditors; or

     (iv) have appointed under any Act or instrument or by order of any Court a manager or an administrator or a trustee or a receiver or a receiver and manager of a liquidator in relation to any part of the Lessee's undertakings or assets or property; or

(d) Any execution be issued against the Lessee and not be satisfied or withdrawn within 30 days thereof; or

(e)  The leased premises shall be deserted or vacated;

THEN and in any such case (but subject to the provisions of the Bankruptcy Act
1966) the Lessor may at its option re-enter upon occupy and resume possession of the leased premises or any part thereof in the name of the whole and thereupon the term hereby created shall cease and determine but without releasing the Lessee from rent accrued up to the time of such re-entry and without prejudice to the right of action of the Lessor in respect of any breach of the covenants, conditions and stipulations on the Lessee's part contained or implied in this Lease.

Clause 8.02 - Lessor's right to remedy

The Lessor may but shall not be obliged to remedy at any time without notice any default by the Lessee under this Lease including (but without limiting the generality of the foregoing) the payment of any moneys payable by the Lessee pursuant to the provision of this Lease and whenever the Lessor so elects all debts, cost and expenses incurred by the Lessor including (but without limiting the generality of the foregoing) legal costs and expenses in remedying a default shall be paid by the Lessee to the Lessor on demand.

LESSOR'S COVENANTS

Clause 9.01 - Quiet enjoyment

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The Lessee duly paying the rentals and observing the covenants, conditions and stipulations on the part of the Lessee herein contained shall and may peaceably and quietly hold and enjoy the leased premises during the term and during any extension or renewal thereof and without any interruption by the Lessor or any person rightfully claiming through, under or in trust for the Lessor.

Clause 9.02 - Option to renew

(a) If the Lessee shall at least 3 calendar months but not earlier than 6 calendar months prior to the expiration of the term give to the lessor written notice of the desire of the Lessee to continue the tenancy AND PROVIDED THAT the Lessee is not in default under this Lease then the Lessor shall renew the lease of the leased premises to the lessee for a further term from the expiration of the term for the first period specified in Item 3 of the Second Schedule (hereinafter called "the First Further Term" ) upon the same covenants, conditions and stipulations contained or implied in this Lease.

Clause 9.03 - Insurance by Lessor

(a) The Lessor shall insure and keep insured or cause to be insured and kept insured on a full reinstatement and replacement basis as the Lessor may decide from time to time the Premises and the Lessor's fixtures and fittings therein against loss or damage by fire, fusion, explosion, smoke, lightning, flood, storm, tempest, rainwater, earthquake, riot, civil commotion, malicious damage, impact by vehicles, sprinkler leakage, water damage, aircraft and articles dropped therefrom and other usual and necessary risks against which an owner can and does ordinarily insure including (but without limiting the generality of the foregoing) all plant and machinery and breakage of glass for which the Lessor is responsible and loss of rental following damage:

(b) The lessor shall effect and keep in force a Public Liability Policy of Insurance to provide indemnity in respect of both injury to persons and damage to property in the usual terms with respect to the Common Areas of which the limit of indemnity shall not be less than $5,000,000.00 in respect of any one accident. The policy or a copy thereof or a Certificate of Insurance shall be produced by the Lessor to the Lessee on request in writing being made by the Lessee for production thereof;

(c) The Lessor shall effect and keep in force an Employers Indemnity Policy providing cover from and against all legal liability, claims, demands, actions, suit, judgments, orders, decrees, damages, costs, losses and expenses whatsoever arising:

     (i) by virtue of any Act (State or Federal) relating to Workers Compensation and or Employers' Liability; or

     (ii)   at common law with an unlimited cover;

     to, by or in favor of any person employed by the Lessor.

Clause 9.04 - Use of common areas

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Subject to the rights of the Lessor hereunder and to the covenants, conditions and stipulations contained or implied in this Lease the Lessee shall have of right as one of the tenants of the Premises together with the Lessor and their respective employees, agents, contractors, invitees, licensees and subtenants the use of the Common Areas for the purpose of normal or designated use or access to and egress from the leased premises subject however to the covenants, conditions and stipulations contained or implied in this Lease.

Clause 9.05 - Parking facilities

The Lessor agrees that the Lessee shall have exclusive rights to the parking bays referred to in Item 6 of the Second Schedule hereto or those bays which may be mutually agreed upon by the Lessor and the Lessee.

Without affecting or limiting the Lessee's rights to the parking bays as provided for above, the Lessor shall during the continuance of this Lease provide parking areas to the extent of the requirements of all relevant authorities and permit the Lessee and all persons lawfully authorized by it in common with others having the like right to use and enjoy any such parking areas in the Premises for the purpose of parking vehicles therein with adequate means of access to and from a public street.

GENERAL PROVISIONS

Clause 10.01 - Destruction of Premises

In the event of a substantial part of the premises or the building comprising the leased premises being destroyed or damaged to such an extent so as to be unfit for occupation or use during the term and not being re-instated by the Lessor within 3 months of such occurrence then unless within such 3 month period the Lessor shall have elected by notice in writing to the Lessee to reinstate the premises or the said building as the case may be to as nearly as practicable its original design and shall have commenced such reinstatement either party shall be at liberty by notice in writing to the other to determine this Lease and the term as from the date of the giving of such notice without prejudice to the right of the Lessor for any antecedent breach by the Lessee of any covenant, condition or stipulation contained or implied in this Lease.

For the purpose of this Clause the expression "a substantial part of the premises or the building comprising the leased premises" shall mean 1/3rd or more of the area of the premises or the said building as the case may be.

Without in anyway affecting the provisions of the preceding paragraphs, if any part of the leased premises or the building is destroyed or damaged so as to be untenantable, in part or whole, pending a determination of the lease as provided for above, there shall be a pro rata rebate of the rent, adjusted by reference to that portion of the premises that is untenantable. If the Lessor and the Lessee cannot agree on the pro rata reduction of rent that should apply, the reduction shall be determined by a real estate agent with experience in the letting of commercial buildings, agreed to by both parties, and failing agreement within seven (7) days as appointed by the Real Estate Institute of Western Australia for the time being at request of either party.

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Clause 10.02 - No Warranties

The Lessor warrants that the leased premises are and will remain suitable or adequate for all or any of the purposes of the Lessee or for the business which the Lessee is authorized to conduct hereon.

Clause 10.03 - Ownership of fixtures and fittings

(a) All fixtures, fittings equipment, and furnishing and other material or articles (except any fixtures and fittings equipment and furnishing which in the opinion of the Lessor form an integral part of the leased premises) brought onto the leased premises by the Lessee shall be deemed trade or tenants fixtures and subject to the Lessee's right of removal hereinbefore contained;

(b) All fixtures, fittings, equipment and furnishing and other materials or articles installed or provided by the Lessor n the leased premises wholly or partly at the Lessor's cost shall remain the property of the Lessor and the Lessee shall not remove, destroy, alter or otherwise dispose of the same without the prior written consent of the Lessor or its Managing Agents.

Clause 10.04 - Liability for loss

Notwithstanding anything herein contained or implied or rule of law or equity to the contrary, neither party shall in any circumstances be liable to the other party for any loss or damage suffered in consequence of any malfunction or breakdown in or interruption of or to the water, gas or electricity services, the air conditioning equipment, office equipment or plant, fire equipment, lift, escalator or elevator, or any of the appurtenances contained in the leased premises or in the premises or from the breakage, blockage or overflow of any sewer, waste drains, conduits, cables, wires, gutters, down pipes or storm water drains from any causes whatsoever or from any action taken.

Clause 10.05 - Liability for negligent acts

Notwithstanding anything herein contained or implied or rule of law or equity to the contrary, each party shall not be liable for any damage or loss that the other party may suffer by reason of any act or omission of either party to do any act or thing to or in respect of the leased premises which (as between the Lessor and the Lessee) either party might be legally liable to do unless the party suffering such loss shall have given to the other party notice in writing of such act or omission and the party receiving such notice has without reasonable cause failed within a reasonable time thereafter to take proper steps to rectify such act or omission.

Clause 10.06 - Holding over provisions

In the event of the Lessee continuing to occupy the leased premises after the expiration or sooner determination of the term hereby created with the consent of the Lessor without having exercised the option of renewal hereinbefore contained (if any) or having exercised such option continuing to occupy the leased premises with such consent after the expiration or sooner determination of the further term, then the Lessee shall become a monthly tenant only of the Lessor but (unless

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otherwise agreed) at a rental equal to 1/12/th/ of the aggregate of the several rentals and other amounts payable by the Lessee for the last 12 months of the immediately preceding term and otherwise on the same covenants, conditions and stipulations mutatis mutandis as are herein contained or implied excepting any option to renew which shall be deemed expressly excluded.

Clause 10.07 - Use of joint facilities and Services

The Lessor and the Lessee agree that the joint facilities which term shall include but not be limited to Common Areas defined at clause 1.01(a) and the Joint Facilities and Services set out at Item 2 of the Third Schedule attached hereto, shall be shared equally by the Lessor and the Lessee or as may be agreed in writing from time to time.

Clause 10.08 - Provision for keys

The Lessor grants the right to the Lessee to have and to hold such keys, security cards or security codes to the premises as required to allow the Lessee enjoyment and use of the Premises herein described.

Clause 10.09 - GST

Each payment of the minimum annual rental or other money by the Lessee to the Lessor under this Lease must be made with an additional amount equal to the GST applying to that payment or imposed on the Taxable Supply in respect of which the payment is made.

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